UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2012
Date of Report (Date of earliest event reported)

DAYSTAR TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34052	84-1390053
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

33556 Alvarado Niles Road
Union City, California 94587-1010
(Address of Principal Executive Offices) (Zip Code)

(408) 582-7100 (408) 582-7100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

Effective November 16, 2012, Mr. Dale Hoover has resigned as Chief Financial Officer, Vice President and Treasurer of Daystar Technologies Inc. (the “Company”). There was no disagreement between Mr. Hoover and the Company regarding any matter relating to the Company’s operations, policies or practices.

On November 20, 2012, the Company announced via press release the appointment of Mr. John Ng as its new Chief Financial Officer.

Mr. Mark Roseborough, the Company’s president will assume the position of treasurer.

The following is a brief biographical description of the recently appointed Chief Financial Officer.

John Ng

Mr. John Ng is a Certified Public Accountant in the USA and a Chartered Accountant in Canada and brings over 20 years experience in corporate finance, capital markets, and strategic initiatives. Mr. Ng has had extensive experience in mergers and acquisitions, capital markets and successful commissioning and financing in the solar energy sector.

The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Daystar Technologies Inc. dated November 20, 2012, regarding the appointment of its new Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: November 23, 2012	By /s/ Peter A. Lacey
Peter A. Lacey
Interim Chief Executive Officer